CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                              CLASS A COMMON STOCK
                           (par value $.01 per share)

                                       of

                        EUROTELECOM COMMUNICATIONS, INC.
                             a Delaware Corporation
                                   ----------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                                   ----------


         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of EuroTelecom Communications, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

         RESOLVED, that there be, and hereby is, created out of the class of 50,000,000 shares of the Class A Common Stock of the Corporation, $.01 par value per share, a series of Class A Common Stock with the following designations, powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions (this instrument hereinafter referred to as the "Designation"):

         1. NUMBER OF SHARES AND DESIGNATIONS. All 50,000,000 shares of the Class A Common Stock of the Corporation, $.01 par value per share, are hereby constituted as a single series constituting the entire class of the Class A Common Stock of the Corporation, and such single series constituting the entire class is hereby designated as Class A Common Stock (the "Class A Stock").

         2. GENERAL POWERS, RIGHTS AND PROVISIONS. The Class A Stock and the Common Stock, par value $.01 per share of the Corporation (the "Common Stock") shall, except as set forth in this Designation, be identical in all respects (including, without limitation, with respect to dividends, liquidations and, except as otherwise provided by law, voting rights).

         3. RESTRICTIONS ON TRANSFER. To the extent lawful, the shares of Class A Stock will be subject to the restrictions that such shares of Class A Stock may not be (i) offered, sold, transferred or assigned to any "U.S. persons" or to or for the account or benefit of any "U.S. persons," or (ii) offered or sold in any transaction that does not constitute an "offshore transaction" (the transactions described in clauses (i) and (ii) of this sentence are hereinafter referred to as "Prohibited Transactions"); provided, however, that a Prohibited


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Transaction shall not include any issue, offer, sale, transfer or assignment of
Class A Stock made (A) by the Corporation or (B) whether or not by the Corporation, in connection with (x) the merger or consolidation of the Corporation, (y) any exchange, conversion, reclassification or recapitalization of all or any portion of the Corporation's securities, or (z) any offer to purchase all or any portion of the outstanding shares of Class A Stock (including, without limitation, pursuant to a tender offer or exchange offer) that is made available to all holders of Class A Stock. The terms "U.S. persons" and "offshore transaction" as used herein have the respective meanings given to them in Rule 902 of Regulation S, as amended from time to time, promulgated under the Securities Act of 1933, as amended from time to time, and if such Regulation is no longer in effect, such terms shall have the respective meanings given to them in such Regulation immediately prior to the date such Regulation is no longer in effect.

         4.       REDEMPTION.

                  (a) In the event any shares of Class A Stock are offered, sold, transferred or assigned in a Prohibited Transaction, unless prohibited by applicable law or regulation, such offer, sale, transfer or assignment shall be valid but the Corporation shall have the right (but not the obligation) to redeem such shares of Class A Stock from the Person ("Person" means any individual, firm, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity or any governmental body or subdivision, agency, commission or authority thereof), that acquired such shares in the Prohibited Transaction (to the extent such Person is the then holder of such shares) at a price (the "Redemption Price") equal to the "fair market value" (as defined below) of such shares of Class A Stock. The "fair market value" of shares of Class A Stock acquired in a Prohibited Transaction shall be determined by the Board of Directors and shall be equal to the lower of
(I) the price paid for the shares of Class A Stock in the Prohibited Transaction and (II) (a) the average of the closing bid and offer prices of the shares of Class A Stock on the London Stock Exchange's Alternative Investment Market ("AIM"), as published in the AIM section of the Daily Official List of the London Stock Exchange (or any successor official journal), over the ten (10) consecutive London Business Days (as defined below) ending five (5) days prior to the Redemption Date (as defined in Section 5 (a) below) or (b) if the Board of Directors determines that AIM is no longer the principal British market on which the shares of Class A Stock are quoted, then the average closing bid and offer prices of the shares of Class A Stock on the principal British market, as determined by the Board of Directors, on which the shares of Class A Stock are quoted, as published in the official journal (whether in written or electronic form) regulating the closing prices of such market, over the ten (10) consecutive London Business Days ending five (5) days prior to the Redemption Date, or (c) if the Board of Directors determines that there exists no principal British trading market for the shares of Class A Stock, the book value of the shares of Class A Stock on the last day of the fiscal quarter of the Corporation immediately preceding the Redemption Date, as determined by the Board of Directors; provided, however, that if such Prohibited Transaction was effected pursuant to a gift, bequest or other transaction in which no consideration was


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

paid or in which consideration can not be established, "fair market value" shall be determined pursuant to (II) above. As used herein, "London Business Days" shall mean days on which shares are quoted on the AIM, or if the AIM is not then the principal British Market on which shares of Class A Stock are quoted, days on which shares are quoted on such other principal British market, as determined by the Board of Directors, to then be the principal British market on which shares of Class A Stock are quoted. Any determination by the Board of Directors under this Section 4 shall be final, binding and conclusive absent manifest error.

                  (b) Notwithstanding the Corporation's right of redemption under subsection (a) above, the Corporation shall not redeem any shares of Class A Stock if after giving effect to such redemption, the Corporation would not have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, have full voting powers.

         5.       REDEMPTION PROCEDURE.

         (a) REDEMPTION NOTICE. At least ten (10) days prior to the redemption date designated by the Corporation (the "Redemption Date"), written notice (a "Redemption Notice") shall be delivered by the Corporation to the holder of Class A Stock from whom the Corporation seeks to redeem shares of Class A Stock on such Redemption Date (the "Redeeming Holder"). The Redemption Notice shall state:

                           (i) the number of shares of Class A Stock to be redeemed from such Redeeming Holder;

                           (ii)     the Redemption Date and the Redemption
                                    Price;

                           (iii) the identity of the bank or trust company in which an account for the deposit of the Redemption Price is to be established and maintained; and

                           (iv) the manner and place designated for the Redeeming Holder to surrender to the Corporation the certificates representing the shares of Class A Stock to be redeemed in exchange for the Redemption Price.

                  (b) DELIVERIES OF STOCK CERTIFICATES. On or before the Redemption Date, the Redeeming Holder shall surrender to the Corporation the certificate or certificates representing the shares of Class A Stock to be redeemed, in the manner and the place designated in the Redemption Notice, and thereupon the Redemption Price for those shares shall be payable on the Redemption Date to the order of the person whose name appears on that certificate or certificates, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares of Class A Stock represented by a certificate surrendered for redemption are redeemed as aforesaid, a new certificate or certificates shall be issued representing the unredeemed shares.

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

                  (c) CESSATION OF RIGHTS. If on the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in clause (d) below, then notwithstanding that certificates evidencing any of the shares of Class A Stock so elected to be redeemed shall not have been surrendered, all rights with respect to the redeemed shares of Class A Stock shall forthwith after the Redemption Date terminate, except for the right of the Redeeming Holder to receive the Redemption Price without interest upon surrender of the certificate or certificates representing the shares of Class A Stock that have been redeemed, subject to applicable law. If the Corporation shall default in the payment of the Redemption Price, then, with respect to all shares of Class A Stock for which the Redemption Price shall not have been paid, all rights shall remain in effect with respect to such shares until the Corporation shall pay the Redemption Price.

                  (d) DEPOSIT OF FUNDS FOR REDEMPTION. On or prior to the Redemption Date, the Corporation shall deposit in a segregated trust account with any bank or trust company designated by it a sum equal to the aggregate Redemption Price of all shares of Class A Stock to be redeemed, with irrevocable instructions and authority to the bank or trust company to pay, or deliver on or after the Redemption Date or prior thereto, the Redemption Price to the Redeeming Holder upon the surrender of the share certificates. From and after the Redemption Date, if such deposit shall have been made, the shares of Class A Stock called for redemption shall be redeemed and shall after such redemption be canceled. The deposit shall constitute full payment of the redeemed shares of Class A Stock to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect thereto except for the right to receive from such designated bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of the certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which time the holder of the shares redeemed shall be entitled to receive payment of the Redemption Price only from the Corporation.

         5.       ANTI-DILUTION PROVISIONS.

                  (a) If the Corporation at any time or from time to time subdivides or combines the outstanding shares of Common Stock or declares a dividend or any other distribution (including any dividend payable in shares of Common Stock (or payable in securities convertible into or exercisable or exchangeable for shares of Common Stock)) on the outstanding shares of the Common Stock or effects any similar transaction with respect to the Common Stock, then contemporaneously therewith, the Corporation will proportionately subdivide or combine the outstanding shares of the Class A Stock or declare an identical dividend or other distribution on the outstanding shares of the Class A Stock, or effect such other similar transaction with respect to the Class A Stock; provided that, in the case of any dividend payable in shares of Common Stock (or payable in securities convertible into or exercisable or exchangeable for shares of Common Stock), the dividend on the Class A Stock shall be payable in the shares of Class A Stock (or payable in securities convertible into or exercisable or exchangeable for shares of the Class A Stock).

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

                  (b) The Corporation will not, at any time or from time to time, subdivide or combine the outstanding shares of Class A Stock or declare a dividend or any other distribution (including any dividend payable in shares of Class A Stock (or payable in securities convertible into or exercisable or exchangeable for shares of Class A Stock)) on the outstanding shares of the Class A Stock or effect any similar transaction with respect to the Class A Stock, unless, contemporaneously therewith, the Corporation proportionately subdivides or combines the outstanding shares of the Common Stock or declares an identical dividend or other distribution on the outstanding shares of the Common Stock, or effects such other similar transaction with respect to the Common Stock; provided that, in the case of any dividend payable in shares of Class A Stock (or payable in securities convertible into or exercisable or exchangeable for shares of Class A Stock), the foregoing prohibition under this subsection
(b) shall require that the Corporation will not declare such dividend, unless, contemporaneously therewith, the Corporation declares a similar dividend on the Common Stock which is payable in shares of Common Stock (or payable in securities convertible into or exercisable or exchangeable for shares of Common Stock).

         6. REISSUANCE. Shares of Class A Stock which have been redeemed or canceled may be reissued by the Corporation as shares of Class A Stock.



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


         IN WITNESS WHEREOF, EuroTelecom Communications, Inc. has caused this Designation to be executed this 24th day of March, 2000.

                                              EUROTELECOM COMMUNICATIONS, INC.


                                              BY: /S/ PHILIP DERRY
                                              ----------------------------------
                                              Name: Philip Derry
                                              Title: President